Exhibit 21

SUBSIDIARIES OF OLIN CORPORATION1

(as of December 31, 2004)

Company	% Ownership	Jurisdiction
	(Direct/Indirect)

A.J. Oster Caribe, Inc.	100	DE
A.J. Oster Foils, Inc.	100	DE
A.J. Oster West, Inc.	100	RI
Bridgeport Brass Corporation[2]	100	IN
Bryan Metals, Inc. [3]	100	OH
Chase Industries Inc.	100	DE
Chase Brass & Copper Company, Inc.[4]	100	DE
Hunt Trading Co.	100	MO
LTC Reserve Corp.[4]	100	DE
Monarch Brass & Copper Corp.	100	NY
Monarch Brass & Copper of New England Corp.[5]	100	RI
New Haven Copper Company[5]	100	CT
Olin Benefits Management, Inc.[6]	90	CA
Olin Engineered Systems, Inc.	100	DE
Olin Environmental Management, Inc.[6]	90	DE
Olin Far East, Limited	100	DE
Olin Financial Services Inc.	100	DE
Olin Sunbelt, Inc.	100	DE
Ravenna Arsenal, Inc.	100	OH
Sunbelt Chlor Alkali Partnership	50	DE
Waterbury Rolling Mills, Inc.[5]	100	CT
Nutmeg Insurance Limited	100	Bermuda
Olin Asia Pacific Pte. Ltd.	100	Singapore
Olin Australia Limited	100	Australia
Olin Brass Japan, Inc.	100	Japan
Olin Canada Inc.	100	Canada
Olin Global Services Mexico	100	Mexico
Olin Hunt Specialty Products S.r.l.	100	Italy
Olin Industrial (Hong Kong) Limited	100	Hong Kong
Olin Luotong Metals (GZ) Co., Ltd.	80	China
Olin Mexico S.A. de C.V.	100	Mexico
Olin (UK) Limited	100	United Kingdom
Reductone Brasil Ltda.	100	Brazil
Yamaha-Olin Metal Corporation	50	Japan

1	Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

2	d/b/a “Olin Brass, Indianapolis” and “Olin Brass, Indianapolis Facility” in CA, IL, IN, NJ, NC, OH, PA, RI and TX.

3	d/b/a “Bryan Metals of Ohio” in NJ.

4	Indirect subsidiary, wholly-owned by Olin’s wholly-owned subsidiary, Chase Industries Inc.

5	Indirect subsidiary, wholly-owned by Olin’s wholly-owned subsidiary, Monarch Brass & Copper Corp.

6	Class A shares, all of which are held directly and indirectly by Olin Corporation, have the right to elect 4 directors. Class B shares, none of which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.